PRA Group Reports Third Quarter 2024 Results

Transformation in U.S. Business Clearly Visible

Company On Track to Achieve Financial and Operational Targets for 2024; Announces Targets for 2025

NORFOLK, Va., November 4, 2024 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the third quarter of 2024 ("Q3 2024").

Q3 2024 Highlights
•Net income attributable to PRA Group, Inc. of $27.2 million, or diluted earnings per share of $0.69, including a tax benefit item of $7.7 million, or $0.20 per share.
•Total portfolio purchases of $350.0 million.
•Total cash collections of $477.1 million.
•Record estimated remaining collections (ERC)1 of $7.3 billion.
•Cash efficiency ratio2 of 60.1%.
•Adjusted EBITDA3 for the 12 months ended September 30, 2024 of $1.1 billion.

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
($ in thousands, except per share amounts)	2024	2023	2024	2023
Net income/(loss) attributable to PRA Group, Inc.	$27,154	$(12,262)	$52,145	$(74,695)
Diluted earnings per share	$0.69	$(0.31)	$1.32	$(1.91)

“Our third quarter financial results reflected strong cash collections, robust portfolio buying, significant revenue increases and solid net income. Over the past 18 months, we have built out a highly experienced senior leadership team, capitalized on the rebound in U.S. portfolio supply, executed on our cash-generating and operational initiatives with intense focus, speed and discipline, and driven the financial and operational turnaround in our U.S. business, while continuing to differentiate ourselves in Europe at a time when certain of our competitors in that region have been under pressure," said Vikram Atal, president and chief executive officer.

"We invested $350 million during the quarter, which helped us achieve record ERC of $7.3 billion. Cash collections grew 14% year-over-year, reflecting both higher portfolio purchases and the positive impact of our operational initiatives. As we enter the fourth quarter, we are on track to exceed our 2024 targets. We are also announcing 2025 targets as we continue to gain momentum in our business and focus on driving growth, profitability, and shareholder value."

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2024			2023
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas and Australia Core	$266,977	$263,828	$256,861	$220,127	$223,714
Americas Insolvency	26,065	26,971	25,209	24,293	27,809
Europe Core	158,242	156,739	145,933	144,361	144,402
Europe Insolvency	25,826	26,344	21,515	21,502	23,639
Total cash collections	$477,110	$473,882	$449,518	$410,283	$419,564

Cash Collection Source -
Constant Currency-Adjusted	2024				2023
($ in thousands)	Q3				Q3
Americas and Australia Core	$266,977				$218,303
Americas Insolvency	26,065				27,785
Europe Core	158,242				147,597
Europe Insolvency	25,826				24,255
Total cash collections	$477,110				$417,940

•Total cash collections in Q3 2024 increased 13.7% to $477.1 million compared to $419.6 million in the third quarter of 2023 ("Q3 2023"). The increase was driven by higher cash collections in both the U.S. and Europe. For the nine months ended September 30, 2024, cash collections increased $150.3 million, or 12.0%, compared to the same period last year.
•Total portfolio revenue in Q3 2024 increased 30.5% to $276.7 million compared to $212.1 million in Q3 2023. For the nine months ended September 30, 2024, total portfolio revenue increased 42.9% to $813.1 million compared to $568.9 million in the same period last year.

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
($ in thousands)	2024	2023	2024	2023
Portfolio income	$216,122	$189,960	$627,468	$562,492
Recoveries received in excess of forecast	$34,158	$18,090	$124,256	$47,276
Changes in expected future recoveries	26,456	4,066	61,352	(40,896)
Changes in expected recoveries	$60,614	$22,156	$185,608	$6,380
Total portfolio revenue	$276,736	$212,116	$813,076	$568,872

Expenses
•Operating expenses in Q3 2024 increased $18.1 million, or 10.4%, to $191.5 million compared to $173.4 million in Q3 2023.
◦Legal collection costs increased $8.0 million, primarily due to increased investments in our U.S. legal collections channel, which are expected to drive future cash collections growth.
◦Compensation and employee services expenses increased $6.6 million, primarily due to lower compensation accruals and benefits related expenses in Q3 2023 and higher wage costs in the current year period.
◦Legal collection fees increased $4.6 million, primarily due to higher external legal collections in our U.S. Core portfolio.

•For the nine months ended September 30, 2024, operating expenses increased by $49.5 million, or 9.4%, compared to the same period last year, which included higher legal collection costs of $24.5 million related to increased investments in our U.S. legal collections channel.
•Interest expense, net in Q3 2024 was $61.1 million, an increase of $11.6 million, or 23.4%, compared to $49.5 million in Q3 2023, primarily reflecting higher debt balances to support portfolio investments.
•The effective tax rate for the nine months ended September 30, 2024 was 13.7%.

Portfolio Acquisitions
•The Company purchased $350.0 million in portfolios of nonperforming loans in Q3 2024.
•At the end of Q3 2024, the Company had in place estimated forward flow commitments1 of $491.1 million over the next 12 months, comprised of $406.3 million in the Americas and Australia and $84.8 million in Europe.

Portfolio Purchase Source	2024			2023
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas & Australia Core	$263,613	$198,761	$174,660	$143,052	$187,554
Americas Insolvency	10,162	26,627	22,156	18,608	44,279
Europe Core	71,507	127,991	43,997	110,780	60,628
Europe Insolvency	4,696	25,990	5,004	12,476	18,722
Total portfolio acquisitions	$349,978	$379,369	$245,817	$284,916	$311,183

Credit Availability
•Total availability under the Company's credit facilities as of September 30, 2024 was $1.0 billion, comprised of $412.7 million based on current ERC and subject to debt covenants, and $585.9 million of additional availability subject to borrowing base and debt covenants, including advance rates.

Financial and Operational Targets for 2024 and 2025
The Company is on track to achieve the following financial and operational targets for full year 2024:
•Strong portfolio investment levels
•Double-digit cash collections growth
•~60% cash efficiency ratio
•8%+ return on average tangible equity2 (up from 6% - 8% previously)

In addition, the Company announces the following financial and operational targets for full year 2025:
•Portfolio investment levels to exceed $1.0 billion
•Cash collections growth of 8% - 10%
•60%+ cash efficiency ratio
•Double-digit return on average tangible equity2

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until November 4, 2025, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 29879# until November 11, 2024.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe, and
1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months under the agreements in place, based on projections and other factors, including sellers' estimates of future flow sales, and are dependent on actual delivery by the sellers. Accordingly, amounts purchased under these agreements may vary significantly.
2.A reconciliation of total stockholders' equity – PRA Group, Inc., the most directly comparable financial measure calculated and reported in accordance with GAAP, to average tangible equity can be found at the end of this press release.

Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Portfolio income	$216,122	$189,960	$627,468	$562,492
Changes in expected recoveries	60,614	22,156	185,608	6,380
Total portfolio revenue	276,736	212,116	813,076	568,872
Other revenue	4,741	4,314	8,216	12,264
Total revenues	281,477	216,430	821,292	581,136
Operating expenses:
Compensation and employee services	76,106	69,517	223,944	217,708
Legal collection fees	14,479	9,839	40,353	28,228
Legal collection costs	28,781	20,761	90,746	66,228
Agency fees	21,020	19,436	61,751	54,491
Outside fees and services	20,452	18,858	63,626	62,064
Communication	10,048	9,881	34,203	30,525
Rent and occupancy	4,175	4,426	12,455	13,193
Depreciation and amortization	2,469	3,273	7,826	10,344
Impairment of real estate	—	5,037	—	5,037
Other operating expenses	13,969	12,356	40,792	38,355
Total operating expenses	191,499	173,384	575,696	526,173
Income from operations	89,978	43,046	245,596	54,963
Other income and (expense):
Interest expense, net	(61,062)	(49,473)	(168,693)	(130,778)
Foreign exchange gain, net	10	564	138	984
Other	(676)	(500)	(836)	(1,380)
Income/(loss) before income taxes	28,250	(6,363)	76,205	(76,211)
Income tax expense/(benefit)	(672)	1,788	10,416	(15,317)
Net income/(loss)	28,922	(8,151)	65,789	(60,894)
Adjustment for net income attributable to noncontrolling interests	1,768	4,111	13,644	13,801
Net income/(loss) attributable to PRA Group, Inc.	$27,154	$(12,262)	$52,145	$(74,695)
Net income/(loss) per common share attributable to PRA Group, Inc.:
Basic	$0.69	$(0.31)	$1.33	$(1.91)
Diluted	$0.69	$(0.31)	$1.32	$(1.91)
Weighted average number of shares outstanding:
Basic	39,421	39,242	39,353	39,155
Diluted	39,492	39,242	39,495	39,155

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$141,135	$112,528
Investments	61,322	72,404
Finance receivables, net	4,064,467	3,656,598
Income taxes receivable	33,368	27,713
Deferred tax assets, net	88,260	74,694
Right-of-use assets	40,831	45,877
Property and equipment, net	31,835	36,450
Goodwill	423,011	431,564
Other assets	51,841	67,526
Total assets	$4,936,070	$4,525,354
Liabilities and Equity
Liabilities:
Accounts payable	$8,176	$6,325
Accrued expenses	108,926	131,893
Income taxes payable	27,501	17,912
Deferred tax liabilities, net	19,881	17,051
Lease liabilities	45,222	50,300
Interest-bearing deposits	128,594	115,589
Borrowings	3,296,172	2,914,270
Other liabilities	19,806	32,638
Total liabilities	3,654,278	3,285,978
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,426 shares issued and outstanding as of September 30, 2024; 100,000 shares authorized, 39,247 shares issued and outstanding as of December 31, 2023	394	392
Additional paid-in capital	15,415	7,071
Retained earnings	1,541,693	1,489,548
Accumulated other comprehensive loss	(338,620)	(329,899)
Total stockholders' equity - PRA Group, Inc.	1,218,882	1,167,112
Noncontrolling interests	62,910	72,264
Total equity	1,281,792	1,239,376
Total liabilities and equity	$4,936,070	$4,525,354

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Noncash interest expense - amortization of debt issuance costs	$3,795	$2,331	$2,200	$2,177	$2,220	$2,384	$2,441	$2,444
Change in fair value of derivatives	(5,706)	(5,628)	(5,930)	(6,734)	(6,545)	(6,960)	(5,470)	(3,309)
Amortization of intangibles	60	58	60	69	69	68	66	73
Impairment of real estate	—	—	—	202	5,037	—	—	—
Stock-based compensation expense	3,251	3,555	3,327	2,952	1,629	2,715	3,799	2,206

Purchase Price Multiples as of September 30, 2024 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple (5)
Americas and Australia Core
1996-2013	$1,932,722	$5,754,451	$54,564	298%	233%
2014	404,117	899,280	30,956	223%	204%
2015	443,114	921,016	43,600	208%	205%
2016	455,767	1,094,043	60,873	240%	201%
2017	532,851	1,218,849	92,454	229%	193%
2018	653,975	1,520,429	128,845	232%	202%
2019	581,476	1,311,448	134,279	226%	206%
2020	435,668	956,953	150,536	220%	213%
2021	435,846	736,409	261,863	169%	191%
2022	406,082	708,712	334,578	175%	179%
2023	622,583	1,222,835	877,849	196%	197%
2024	638,147	1,339,929	1,261,602	210%	210%
Subtotal	7,542,348	17,684,354	3,431,999
Americas Insolvency
1996-2013	1,266,056	2,503,285	6	198%	159%
2014	148,420	218,963	30	148%	124%
2015	63,170	88,112	23	139%	125%
2016	91,442	118,378	188	129%	123%
2017	275,257	358,774	950	130%	125%
2018	97,879	136,385	692	139%	127%
2019	123,077	167,548	4,005	136%	128%
2020	62,130	91,718	16,018	148%	136%
2021	55,187	74,453	22,486	135%	136%
2022	33,442	47,352	26,688	142%	139%
2023	91,282	119,692	91,017	131%	135%
2024	58,945	87,085	79,949	148%	148%
Subtotal	2,366,287	4,011,745	242,052
Total Americas and Australia	9,908,635	21,696,099	3,674,051
Europe Core
2012-2013	40,742	72,994	1	179%	153%
2014	773,811	2,584,292	423,498	334%	208%
2015	411,340	756,321	134,898	184%	160%
2016	333,090	581,121	156,172	174%	167%
2017	252,174	369,927	102,638	147%	144%
2018	341,775	559,571	187,631	164%	148%
2019	518,610	852,264	323,682	164%	152%
2020	324,119	574,755	242,053	177%	172%
2021	412,411	707,823	390,545	172%	170%
2022	359,447	586,297	445,461	163%	162%
2023	410,593	693,472	574,464	169%	169%
2024	251,874	453,608	430,252	180%	180%
Subtotal	4,429,986	8,792,445	3,411,295
Europe Insolvency
2014	10,876	19,038	—	175%	129%
2015	18,973	29,429	—	155%	139%
2016	39,338	57,983	598	147%	130%
2017	39,235	52,046	841	133%	128%
2018	44,908	52,881	2,335	118%	123%
2019	77,218	113,945	12,563	148%	130%
2020	105,440	159,030	26,032	151%	129%
2021	53,230	74,452	24,736	140%	134%
2022	44,604	62,450	38,756	140%	137%
2023	46,558	64,602	53,683	139%	138%
2024	37,783	54,855	48,388	145%	145%
Subtotal	518,163	740,711	207,932
Total Europe	4,948,149	9,533,156	3,619,227
Total PRA Group	$14,856,784	$31,229,255	$7,293,278
(1)    Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(3)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the September 30, 2024 exchange rate.
(5)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information (1)
Amounts in thousands
	September 30, 2024 (year-to-date)				As of September 30, 2024
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
Americas and Australia Core
1996-2013	$26,786	$10,656	$17,243	$27,899	$16,771
2014	10,691	4,303	8,039	12,342	12,019
2015	13,258	5,305	11,778	17,083	18,918
2016	18,506	9,782	8,634	18,416	21,833
2017	30,470	13,521	11,941	25,462	38,195
2018	60,243	21,259	25,535	46,794	70,664
2019	62,311	24,744	13,609	38,353	75,355
2020	70,086	27,464	6,632	34,096	85,017
2021	79,282	39,444	(10,559)	28,885	136,930
2022	116,142	49,024	(5,628)	43,396	202,091
2023	221,800	126,913	7,595	134,508	494,772
2024	78,091	60,269	11,125	71,394	630,678
Subtotal	787,666	392,684	105,944	498,628	1,803,243
Americas Insolvency
1996-2013	756	85	672	757	—
2014	216	68	151	219	—
2015	153	24	103	127	13
2016	458	31	363	394	163
2017	2,105	153	1,800	1,953	854
2018	2,102	98	802	900	653
2019	13,129	825	(1,169)	(344)	3,827
2020	13,236	1,961	1,014	2,975	14,760
2021	11,963	2,352	679	3,031	19,901
2022	8,314	2,370	542	2,912	22,440
2023	18,678	8,407	(983)	7,424	72,108
2024	7,134	4,419	189	4,608	55,878
Subtotal	78,244	20,793	4,163	24,956	190,597
Total Americas and Australia	865,910	413,477	110,107	523,584	1,993,840
Europe Core
2012-2013	789	—	789	789	—
2014	75,739	46,494	22,135	68,629	95,353
2015	23,089	10,203	4,535	14,738	66,317
2016	20,460	9,757	3,067	12,824	88,047
2017	13,600	5,048	1,309	6,357	68,268
2018	28,500	10,315	4,879	15,194	120,450
2019	51,635	16,799	8,537	25,336	218,471
2020	38,069	14,275	6,685	20,960	148,879
2021	50,687	21,458	5,636	27,094	236,349
2022	57,408	22,884	2,696	25,580	280,574
2023	78,264	32,685	2,517	35,202	340,067
2024	22,674	9,521	2,574	12,095	240,351
Subtotal	460,914	199,439	65,359	264,798	1,903,126
Europe Insolvency
2014	138	—	138	138	—
2015	141	2	113	115	—
2016	659	87	306	393	164
2017	1,246	97	44	141	669
2018	2,839	207	217	424	2,087
2019	10,653	1,083	1,620	2,703	10,971
2020	20,081	2,174	2,681	4,855	23,842
2021	11,540	2,041	1,546	3,587	21,779
2022	11,129	2,907	1,983	4,890	31,794
2023	9,057	3,827	449	4,276	42,090
2024	6,203	2,127	1,045	3,172	34,105
Subtotal	73,686	14,552	10,142	24,694	167,501
Total Europe	534,600	213,991	75,501	289,492	2,070,627
Total PRA Group	$1,400,510	$627,468	$185,608	$813,076	$4,064,467
(1)    Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the September 30, 2024 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of September 30, 2024 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	Total
Americas and Australia Core
1996-2013	$1,932.7	$3,618.9	$660.3	$474.4	$299.7	$197.0	$140.3	$99.7	$64.7	$46.5	$36.0	$28.4	$26.8	$5,692.7
2014	404.1	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	22.3	15.0	11.8	10.7	859.8
2015	443.1	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	14.1	13.3	880.5
2016	455.8	—	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	24.9	18.5	992.3
2017	532.9	—	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	43.8	30.5	1115.6
2018	654.0	—	—	—	—	—	122.7	361.9	337.7	239.9	146.1	92.9	60.2	1361.4
2019	581.5	—	—	—	—	—	—	143.8	349.0	289.8	177.7	110.3	62.3	1132.9
2020	435.7	—	—	—	—	—	—	—	132.9	284.3	192.0	125.8	70.1	805.1
2021	435.8	—	—	—	—	—	—	—	—	85.0	177.3	136.8	79.3	478.4
2022	406.1	—	—	—	—	—	—	—	—	—	67.7	195.4	116.1	379.2
2023	622.5	—	—	—	—	—	—	—	—	—	—	108.5	221.8	330.3
2024	638.1	—	—	—	—	—	—	—	—	—	—	—	78.1	78.1
Subtotal	7,542.3	3,618.9	753.0	844.8	837.1	860.9	945.1	1,141.4	1,271.8	1,206.9	946.0	892.7	787.7	14,106.3
Americas Insolvency
1996-2013	1,266.1	1,491.4	421.4	289.9	168.7	85.5	30.3	6.8	3.6	2.2	1.6	1.1	0.8	2,503.3
2014	148.4	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	1.1	0.7	0.4	0.2	218.8
2015	63.2	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.3	0.2	88.2
2016	91.4	—	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.8	0.9	0.5	119.2
2017	275.3	—	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	2.1	357.9
2018	97.9	—	—	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	2.1	135.6
2019	123.1	—	—	—	—	—	—	13.4	31.4	39.1	37.8	28.7	13.1	163.5
2020	62.1	—	—	—	—	—	—	—	6.5	16.1	20.4	19.5	13.2	75.7
2021	55.2	—	—	—	—	—	—	—	—	4.6	17.9	17.5	12.0	52.0
2022	33.4	—	—	—	—	—	—	—	—	—	3.2	9.2	8.3	20.7
2023	91.2	—	—	—	—	—	—	—	—	—	—	9.0	18.7	27.7
2024	59.0	—	—	—	—	—	—	—	—	—	—	—	7.0	7.0
Subtotal	2,366.3	1,491.4	458.4	344.2	249.8	222.5	207.9	180.9	155.3	147.4	129.4	104.2	78.2	3,769.6
Total Americas and Australia	9,908.6	5,110.3	1,211.4	1,189.0	1,086.9	1,083.4	1,153.0	1,322.3	1,427.1	1,354.3	1,075.4	996.9	865.9	17,875.9
Europe Core
2012-2013	40.7	27.7	14.2	5.5	3.5	3.3	3.3	2.4	1.9	1.8	1.4	1.0	0.8	66.8
2014	773.8	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.2	122.2	107.6	75.7	1,896.1
2015	411.3	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	33.8	23.1	582.6
2016	333.1	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	20.5	432.0
2017	252.2	—	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	13.6	247.9
2018	341.8	—	—	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	28.5	374.2
2019	518.6	—	—	—	—	—	—	48.0	125.7	121.4	89.8	75.1	51.6	511.6
2020	324.1	—	—	—	—	—	—	—	32.3	91.7	69.0	56.1	38.1	287.2
2021	412.4	—	—	—	—	—	—	—	—	48.5	89.9	73.0	50.7	262.1
2022	359.4	—	—	—	—	—	—	—	—	—	33.9	83.8	57.4	175.1
2023	410.6	—	—	—	—	—	—	—	—	—	—	50.2	78.3	128.5
2024	252.0	—	—	—	—	—	—	—	—	—	—	—	22.6	22.6
Subtotal	4,430.0	27.7	167.4	343.3	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	460.9	4,986.7
Europe Insolvency
2014	10.9	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.2	0.2	0.1	17.1
2015	19.0	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.6	0.4	0.1	26.7
2016	39.3	—	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.7	61.1
2017	39.2	—	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	1.2	49.0
2018	44.9	—	—	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	2.8	50.8
2019	77.2	—	—	—	—	—	—	5.0	21.1	23.9	21.0	17.5	10.7	99.2
2020	105.4	—	—	—	—	—	—	—	6.0	34.6	34.1	29.7	20.1	124.5
2021	53.2	—	—	—	—	—	—	—	—	5.5	14.4	14.7	11.5	46.1
2022	44.6	—	—	—	—	—	—	—	—	—	4.5	12.4	11.1	28.0
2023	46.7	—	—	—	—	—	—	—	—	—	—	4.2	9.1	13.3
2024	37.8	—	—	—	—	—	—	—	—	—	—	—	6.3	6.3
Subtotal	518.2	—	—	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	73.7	522.1
Total Europe	4,948.2	27.7	167.4	350.6	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	534.6	5,508.8
Total PRA Group	$14,856.8	$5,138.0	$1,378.8	$1,539.6	$1,492.0	$1,512.6	$1,625.2	$1,841.2	$2,005.6	$2,061.9	$1,728.9	$1,660.4	$1,400.5	$23,384.7
(1)Non-U.S. amounts are presented using the average exchange rates during the cash collection period.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income (or loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); plus foreign exchange loss (or less foreign exchange gain); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus impairment of real estate; plus net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operational and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company's operational and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the last twelve months (LTM) ended September 30, 2024 and for the year ended December 31, 2023. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	September 30, 2024	December 31, 2023
Net income/(loss) attributable to PRA Group, Inc.	$43	$(83)
Adjustments:
Income tax expense/(benefit)	10	(16)
Foreign exchange loss	1	—
Interest expense, net	220	181
Other expense	1	2
Depreciation and amortization	11	13
Impairment of real estate	—	5
Net income attributable to noncontrolling interests	17	17
Recoveries applied to negative allowance less changes in expected recoveries	797	888
Adjusted EBITDA	$1,100	$1,007

In addition, the Company uses return on average tangible equity (ROATE), which is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term shareholder return. Average tangible equity (ATE) is defined as average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing annualized Net income/(loss) attributable to PRA Group, Inc. by ATE.

The following table displays the Company's ROATE and provides a reconciliation of Total stockholders' equity - PRA Group, Inc. as reported in accordance with GAAP to ATE for the periods indicated (amounts in thousands, except for ratio data):

			Average Balance
	Balance as of Period End		Third Quarter		Year-to-Date
	September 30, 2024	September 30, 2023	2024	2023	2024	2023
Total stockholders' equity - PRA Group, Inc.	$1,218,882	$1,115,590	$1,182,173	$1,140,558	$1,165,196	$1,166,780
Less: Goodwill	423,011	412,513	419,329	413,709	420,517	420,997
Less: Other intangible assets	1,620	1,670	1,609	1,753	1,656	1,797
Average tangible equity			$761,235	$725,096	$743,023	$743,986
Net income/(loss) attributable to PRA Group, Inc.			$27,154	$(12,262)	$52,145	$(74,695)
Return on average tangible equity (1)			14.3%	(6.8)%	9.4%	(13.4)%

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 641-0558
Elizabeth.Kersey@PRAGroup.com
1.Based on annualized Net income/(loss) attributable to PRA Group, Inc.